UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2007

Nabi Biopharmaceuticals

(Exact name of registrant as specified in its charter)

Delaware	000-04829	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12276 Wilkins Avenue, Rockville, MD	20852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 770-3099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Definitive Material Agreement.

As further described under Item 2.01 below, on December 4, 2007, Nabi Biopharmaceuticals, a Delaware corporation (the “Company” or “Nabi”) completed the sale of certain assets to Biotest Pharmaceuticals Corporation (“Biotest Pharmaceuticals”), a Delaware corporation and wholly owned subsidiary of Biotest AG (“Biotest”), a company organized under the laws of Germany. In connection with the closing of the transaction (the “Closing”), the Company entered into the following definitive material agreements.

Nabi entered into a Side Letter with Biotest Pharmaceuticals and Biotest AG, a company organized under the laws of Germany (“Biotest”), effective as of the date of the Closing, amending the Purchase Agreement (as defined below) to provide that until the issuance of Biotest Pharmaceuticals’ Florida Prescription Drug Wholesaler license and Florida Prescription Drug Manufacturer permit (the “Permit Issuance Date”):

•	Title to Nabi-HB finished goods inventory, work-in-progress, and raw material will remain with Nabi on an interim basis until the Permit Issuance Date;

•

The Company will not to pledge or encumber the Nabi-HB inventory, and that the Nabi-HB inventory will be shipped and invoiced in Nabi’s name, with payments received for such shipments deposited in a Nabi account and transferred to Biotest promptly after the Permit Issuance Date;

•	The Company will retain oversight and control authority over the manufacture, marketing, distribution and sale of Nabi-HB (the “HB Activities”) until the Permit Issuance Date; and

•

Jordan I. Siegel will remain in his position as Nabi’s Senior Vice President, Finance and Administration, Chief Financial Officer and Treasurer until March 28, 2008, and will have principal on-site responsibility for exercising the Company’s oversight and control with respect to the HB Activities. Mr. Siegel may also accept the position as Chief Financial Officer of Biotest Pharmaceuticals provided that his duties in that position do not unreasonably interfere with his duties to Nabi. To the extent applicable, this information shall be deemed filed under Item 5.02 of this Form 8-K.

Pursuant to the Side Letter, Biotest Pharmaceuticals will indemnify the Company for matters related to the HB Activities except to the extent relevant losses result from the Company’s gross negligence or willful misconduct.

The Company entered into a Transition Services Agreement with Biotest Pharmaceuticals, effective as of the date of the Closing, pursuant to which the Company and Biotest Pharmaceuticals agreed to provide transition services (including services related to finance, human resources, information technologies, and clinical and regulatory matters) to each other for a period of up to six months after closing for a price equal to 150% of direct salary costs plus out of pocket costs, provided, however, that there will be no charge for services provided by Biotest Pharmaceuticals to Nabi during the first 60 days after Closing.

The Company entered into a Right of First Refusal and Right of First Negotiation Agreement with Biotest Pharmaceuticals, effective as of the date of the Closing, pursuant to which the Company granted Biotest Pharmaceuticals a right of first negotiation and a right of first refusal to obtain non-exclusive rights to utilize StaphVAX® [Staphylococcus aureus Polysaccharide Conjugate Vaccine] and to license certain StaphVAX intellectual property that is necessary to enable Biotest Pharmaceuticals to use StaphVAX solely for the manufacture, production or use of Altastaph® [Staphylococcus aureus Immune Globulin Intravenous (Human)], one of the development stage biologic products conveyed to Biotest Pharmaceuticals at the Closing.

The Company and Biotest Pharmaceuticals entered into a Manufacturing Services Agreement which enables Nabi to obtain clinical lots of Nabi’s retained products as well as component products thereof from Biotest Pharmaceuticals through December 31, 2009. The Manufacturing Services Agreement provides for payments to Biotest Pharmaceuticals for manufacturing the products in an amount equal to Biotest’s cost to manufacture the products, calculated in accordance with generally accepted accounting principles in substantially the same manner as calculated by the Company prior to the Closing, but specifically excluding depreciation, amortization and other non-cash items. The Manufacturing Services Agreement obligates Biotest Pharmaceuticals to allocate fifty percent of its vaccine manufacturing capacity in the Boca Raton facility, calculated on an average monthly basis, to the production of the Nabi products under the agreement. Also, Biotest Pharmaceuticals is obligated to use commercially reasonable efforts to assist the Company in transitioning the manufacturing of products to Nabi or its designee, including providing technical support, copies of relevant documentation, technical know-how and allowing third-party access to the Boca Raton facility, for which Biotest Pharmaceuticals will be compensated on a time and materials basis at Biotest Pharmaceuticals’ cost to provide such services.

The foregoing descriptions of the Side Letter Agreement, the Transition Services Agreement and the Right of First Refusal and Right of First Negotiation Agreement do not purport to be complete and are qualified in their entirety by reference to such agreements, which are filed herewith as Exhibits 10.1, 10.2, and 10.3, respectively, and are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 11, 2007, the Company, Biotest, and Biotest Pharmaceuticals Corporation entered into a Purchase Agreement (the “Purchase Agreement”) pursuant to which Biotest Pharmaceuticals agreed to (i) acquire substantially all of the assets of the Company relating to, used in or necessary to the Company’s Biologics strategic business unit and certain of the Company’s corporate shared services assets, and (ii) generally assume post-closing liabilities related to the purchased assets as set forth in the Purchase Agreement (collectively, the “Transaction”). Biotest guaranteed all of the obligations of Biotest Pharmaceuticals under the Purchase Agreement.

Closing of the Transaction occurred on December 4, 2007, provided, however, that from and after 12:01 a.m. Washington, DC timing on December 3, 2007, the operations of the Company’s Biologics strategic business unit are conducted for the benefit, and at the risk, of Biotest Pharmaceuticals, and the benefits and charges related to the purchased assets and assumed liabilities are for the account of Biotest.

Included in the assets sold were Nabi-HB, subject to the Side Letter described above, and other plasma business assets, including Nabi’s state-of-the-art plasma protein production plant, nine FDA-certified plasma collection centers across the U.S., and investigational products, Civacir® [Hepatitis C Immune Globulin (Human)] and Altastaph® [Staphylococcus aureus Immune Globulin Intravenous (Human)] . The acquisition also included most of Nabi’s Corporate Shared Services group assets (other than cash and cash equivalents) and the Company’s Boca Raton, Florida headquarters and real properties. Nabi retained all cash, cash equivalents and accounts receivable, its Rockville, Maryland facility, which has become its new corporate headquarters, and its Pharmaceuticals strategic business unit assets, including NicVAX® [Nicotine Conjugate Vaccine], its innovative and proprietary investigational vaccine for nicotine addiction and the prevention of smoking relapse, and its investigational StaphVAX® [Staphylococcus aureus Polysaccharide Conjugate Vaccine] programs. Nabi also retained the right to receive up to an additional $75 million in milestone and royalty payments related to the divestiture of PhosLo in November 2006.

Pursuant to the Purchase Agreement, at the Closing, the Company was paid $185 million in cash, subject to certain adjustments for prorated expenses, taxes and fees, and $10 million of which was placed into an escrow account to support any indemnification claims or inventory adjustment following the closing. Biotest Pharmaceuticals assumed certain liabilities.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such Purchase Agreement. The Purchase Agreement was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated September 11, 2007 and is incorporated herein by reference.

Unaudited pro forma financial statements showing how the Transaction might have affected historical financial statements of the Company if the Transaction had been consummated in prior periods are filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

Unaudited pro forma financial statements showing how the Transaction might have affected historical financial statements of the Company if the Transaction had been consummated in prior periods are filed herewith as Exhibit 99.1.

(d) Exhibits

Exhibit No.	Description
10.1	Side Letter, dated December 4, 2007, by and among Nabi Biopharmaceuticals, Biotest Pharmaceuticals Corporation and Biotest AG.

10.2	Transition Services Agreement, dated as of December 4, 2007, by and among Nabi Biopharmaceuticals and Biotest Pharmaceuticals Corporation.

10.3	Right of First Refusal and Right of First Negotiation Agreement, dated as of December 4, 2007, by and among Nabi Biopharmaceuticals and Biotest Pharmaceuticals Corporation.

99.1	Unaudited pro forma financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABI BIOPHARMACEUTICALS

By:	/s/ Jordan I. Siegel
Name:	Jordan I. Siegel
Title:	Senior Vice President, Finance and Administration, Chief Financial Officer and Treasurer

Date: December 10, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	Side Letter, dated December 4, 2007, by and among Nabi Biopharmaceuticals, Biotest Pharmaceuticals Corporation and Biotest AG.

10.2	Transition Services Agreement, dated as of December 4, 2007, by and among Nabi Biopharmaceuticals and Biotest Pharmaceuticals Corporation.

10.3	Right of First Refusal and Right of First Negotiation Agreement, dated as of December 4, 2007, by and among Nabi Biopharmaceuticals and Biotest Pharmaceuticals Corporation.

99.1	Unaudited pro forma financial statements.